EXHIBIT 10.35

LEASE AMENDMENT AGREEMENT

This Agreement made as of the 22 day of April 2002.

BETWEEN:

           354875 B.C. Ltd., a company incorporated under the laws of British Columbia and having offices at #206 - 126 East 15th Street, North Vancouver, British Columbia, V7L 2P9.

(hereinafter called the "Landlord")

OF THE FIRST PART

AND:

         PIVOTAL CORPORATION, a company incorporated under the laws of British Columbia and having offices at Suite #300 – 224 West Esplanade, North Vancouver, British Columbia, V7M 3M6

(hereinafter called the "Tenant")

OF THE SECOND PART

WHEREAS by a lease dated July 18, 1997 (the “Lease”), the Landlord leased to the Tenant, for a term expiring on September 30, 2002 certain premises which have been determined to consist of 16,053 square feet (the “Leased Premises”) of the property generally known as 224 West Esplanade, North Vancouver, British Columbia, on the terms and conditions specified therein:

AND WHEREAS the Landlord provided the Tenant with the option to extend the term of the Lease to October 31, 2002.

AND WHEREAS the Tenant has duly exercised the option to extend the lease to October 31, 2002.

AND WHEREAS the Landlord and the Tenant have agreed on the annual Basic Rent payable to the "Landlord" for this space during the extension period October 1, 2002 to October 31, 2002.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the sum of ten dollars ($10.00) now paid by each of the parties to the other, the receipt and sufficiency of which is respectively acknowledged and in consideration of the provisions and covenants herein contained, the parties hereto agree as follows:

2

EXTENSION OF TERM

The term of the lease on the second and third floor of 224 West Esplanade consisting of 16,053 square feet shall expire October 31, 2002.

MINIMUM RENT

The Basic Rent payable on 16,053 square feet by the Tenant to the Landlord in accordance with the lease shall be $12.75 per square foot per annum, or $17,056.31 per month.

ADDITIONAL RENT

The Tenant shall pay the Additional Rent and other sums prescribed by the Lease throughout the extended Term of the Lease on the area of 16,053 square feet.

GENERAL PROVISIONS

The parties hereto confirm that the terms, covenants and conditions of the Lease remain unchanged and in full force and effect, except as to Base Rent, Tenant Improvement Allowance, Tenant Improvements, Landlord’s Work, and free Base Rent as modified by this Amendment Agreement. It is understood and agreed that all terms and expressions when used in this Agreement, unless contrary intention is expressed herein, shall have the same meaning as they have in the Lease.

The captions and headings are inserted in this Agreement as a matter of convenience only and in no way define, limit, or describe the scope or intent of this Agreement.

The Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns and shall be interpreted in accordance with the Laws of the Province of British Columbia.

IN WITNESS WHEREOF the Landlord and Tenant have executed this Agreement as of the day and year first above written.

354875 B.C. LTD.

Per:     [SIGNATURE ILLEGIBLE]

PIVOTAL CORPORATION

Per:     [SIGNATURE ILLEGIBLE]